Creation Date Sat Jan  3, 1998  09:20 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 23 Beginning Date                     12/01/1997
Due Period 23 End Date                           12/31/1997
Determination Date                               01/09/1998
Remittance Date                                  01/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 20.6082400145

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.6996318506

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 481,866.47
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3268522782

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,162,750.83
      B. From Current Period                                     $ 4,063,939.34
      C. Change in Amount Between Periods (Lines B - A)            $ -98,811.49

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 547,857,784.47
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.371614495130

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 28,911,988.30
      B. Available Cash Collateral Amount Percentage            5.000000000259%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 28,911,988.30
      B. For the Next Collection Period                         $ 27,392,889.22